EXHIBIT 21.1

SUBSIDIARIES OF BLUELINX HOLDINGS INC.
Jurisdiction of
	Name of Subsidiary	Organization
1.	BLUELINX CORPORATION	Georgia

2.	BLUELINX FLORIDA LP	Florida

3.	BLUELINX FLORIDA HOLDING NO. 1 INC.	Georgia

4.	BLUELINX FLORIDA HOLDING NO. 2 INC.	Georgia

5.	BLX REAL ESTATE LLC	Delaware

6.	CALYPSO BUILDINGS, INC. f/k/a ASTRO BUILDINGS, INC.	Delaware

7.	CEDAR CREEK CORP.	Delaware

8.	CEDAR CREEK HOLDINGS, INC.	Delaware

9.	CEDAR CREEK LLC	Delaware

10.	ELKHART IMH LLC	Georgia

11.	INDUSTRIAL REDEVELOPMENT FUND LLC	Georgia

12.	LAKE STATES LUMBER, INC.	Minnesota

13.	SECURITY INVESTMENT CORPORATION OF NORTH AMERICA	Grand Cayman

14.	VANDERMEER FOREST PRODUCTS, INC.	Washington

15.	ABP AL (MIDFIELD) LLC	Delaware

16.	ABP CO II (DENVER) LLC	Delaware

17.	ABP FL (LAKE CITY) LLC	Delaware

18.	ABP FL (MIAMI) LLC	Delaware

19.	ABP FL (PENSACOLA) LLC	Delaware

20.	ABP FL (TAMPA) LLC	Delaware

21.	ABP FL (YULEE) LLC	Delaware

22.	ABP GA (LAWRENCEVILLE) LLC	Delaware

23.	ABP IA (DES MOINES) LLC	Delaware

24.	ABP IL (UNIVERSITY PARK) LLC	Delaware

25.	ABP IN (ELKHART) LLC	Delaware

26.	ABP KY (INDEPENDENCE) LLC	Delaware

27.	ABP LA (NEW ORLEANS) LLC	Delaware

28.	ABP MA (BELLINGHAM) LLC	Delaware

29.	ABP MD (BALTIMORE) LLC	Delaware

30.	ABP MD (BALTIMORE) SUBSIDIARY LLC	Delaware

31.	ABP ME (PORTLAND) LLC	Delaware

32.	ABP MI (GRAND RAPIDS) LLC	Delaware

33.	ABP MN (MAPLE GROVE) LLC	Delaware

34.	ABP MO (BRIDGETON) LLC	Delaware

35.	ABP MO (KANSAS CITY) LLC	Delaware

36.	ABP MO (SPRINGFIELD) LLC	Delaware

37.	ABP NC (BUTNER) LLC	Delaware

38.	ABP NC (CHARLOTTE) LLC	Delaware

39.	ABP NJ (DENVILLE) LLC	Delaware

40.	ABP NY (YAPHANK) LLC	Delaware

41.	ABP OH (TALMADGE) LLC	Delaware

42.	ABP OK (TULSA) LLC	Delaware

43.	ABP PA (STANTON) LLC	Delaware

44.	ABP SC (CHARLESTON) LLC	Delaware

45.	ABP TN (ERWIN) LLC	Delaware

46.	ABP TN (MEMPHIS) LLC	Delaware

47.	ABP TN (MADISON) LLC	Delaware

48.	ABP TX (EL PASO) LLC	Delaware

49.	ABP TX (FORT WORTH) LLC	Delaware

50.	ABP TX (HOUSTON) LLC	Delaware

51.	ABP TX (LUBBOCK) LLC	Delaware

52.	ABP TX (SAN ANTONIO) LLC	Delaware

53.	ABP VA (RICHMOND) LLC	Delaware

54.	ABP VT (SHELBURNE) LLC	Delaware

55.	ABP WI (WAUSAU) LLC	Delaware